Exhibit 99.1

Contact:	Members of the Press: Schwartz Communications Dawn Sullivan 781-684-0770 pr@viewpoint.com	or	Investor Relations: Viewpoint Corporation 212-201-0800 ir@viewpoint.com

FORMER HEWLETT PACKARD EXECUTIVE

DON WEATHERSON JOINS VIEWPOINT CORPORATION’S BOARD OF DIRECTORS

New York, NY – October 13, 2005 – Viewpoint Corporation (Nasdaq: VWPT), a leading internet marketing technology company, announced today that Don Weatherson is joining Viewpoint’s Board of Directors and Nominating and Corporate Governance Committee effective immediately. Mr. Weatherson is currently a director of PC Connection, Inc., a national provider of technology products to industry and consumers.

“As a result of my 30-45 day assessment of the company, we have restructured the board and its committees to make us better equipped to address the changing marketplace. This board change is only one part of the overall evolutionary strategy to help us realize our potential for the next phase of Viewpoint’s growth,” said Viewpoint’s CEO Patrick Vogt. “With Mr. Weatherson’s impressive experience in business and sales operations and eCommerce, he will be an invaluable addition to our board. Don Weatherson has an extraordinary ability to manage and grow sales operations and retail services businesses, what’s more he has a diverse background with expertise in the technology and internet space. We look forward to utilizing his broad knowledge base as Viewpoint builds on its recent successes.”

Mr. Weatherson is recently retired from the Hewlett-Packard Company and Compaq Computer Corporation. He joined Compaq Computer Corporation after retiring from the U.S. Navy following a long career in submarines and logistics and served with Compaq in a number of senior executive positions.

As Hewlett-Packard’s Vice President of North America Operations & Strategy, Don Weatherson was responsible for all activities related to business and sales operations, call centers and eCommerce in the United States. While at Compaq, he was responsible for growing their Public Sector business into a multi-billion dollar unit. He also served as President of Compaq Canada following

Compaq’s acquisition of the Tandem Computer Company and as President of Compaq Federal in Washington, D.C. following Compaq’s acquisition of the Digital Equipment Corporation.

Before joining Compaq, Mr. Weatherson was Chief Executive Officer of the Navy Exchange System, a full-line retail services company operated by the U.S. Navy, with $2 billion in annual sales, 130 stores and 24,000 employees. His diverse military background includes responsibilities in finance, electronics, energy management, and human resources. His background also includes service as chief executive of several defense logistics organizations and serving in the Office of the Secretary of Defense.

“I am very excited to be joining such a talented team,” said Don Weatherson. “Viewpoint’s advanced technology and experienced executives have great potential. I believe Viewpoint is poised for success and I look forward to contributing to the Company’s future growth and innovation.”

Mr. Weatherson is a graduate of the United States Naval Academy and holds a Master of Science degree in petroleum management from the University of Kansas. He retired from the Navy as a Rear Admiral.

ABOUT VIEWPOINT

Viewpoint Corporation is a leading internet marketing technology company. The Viewpoint Platform is the technology behind some of the most innovative, visual experiences on the Web and on the desktop with leading clients such as America Online, General Electric, Hewlett Packard, IBM, Lexus, Microsoft, Samsung, Scion, Sony and Toyota. The Unicast Online Advertising Suite - the Company's next-generation ad deployment and management system - and the Viewpoint Toolbar - the Vision for the Future of Search - are the latest breakthrough technologies using the full power of the Viewpoint Platform. More information on Viewpoint can be found at www.viewpoint.com.

The company has 130 employees principally at its headquarters in New York City and in Los Angeles.

FORWARD LOOKING STATEMENTS

This press release contains "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Viewpoint's current expectations about its future performance. These statements and expressions are subject to risks, uncertainties and other factors that could cause Viewpoint's actual performance to differ materially from those expressed in, or implied by, these statements and expressions. Such risks, uncertainties and factors include those described in the Company's filings and reports on file with the Securities and Exchange Commission as well as the lack of assurances that Viewpoint will experience growth in its business.

Viewpoint and Unicast are trademarks of Viewpoint Corporation.
Copyright ©2005 Viewpoint Corporation. All Rights Reserved.